UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 19, 2012

HCC INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13790	76-0336636
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

13403 Northwest Freeway

Houston, Texas 77040

(Address of principal executive offices, including zip code)

(713) 690-7300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2012, Christopher J.B. Williams became the Chief Executive Officer of HCC Insurance Holdings, Inc. (the “Company”), consistent with the CEO transition plan previously approved by the Company’s Board of Directors and announced by the Company on October 2, 2012.

Mr. Williams, 56, served as the Company’s President from May 2011 until his appointment as CEO.  He has also served as a member of the Company’s Board of Directors since May 2007, including as Chairman of the Board from 2008 to May 2011. Prior to joining the Company, Mr. Williams was Chairman of Wattle Creek Winery from 2005 to May 2011. Prior to his retirement in 2005, he served as the National Director for Life, Accident & Health of Willis Re. Mr. Williams currently serves as a member of the Investment and Finance Committee and the Enterprise Risk Oversight Committee of the Company’s Board of Directors.

In connection with his hiring as President, the Company entered into an employment agreement (the “Employment Agreement) and a deferred compensation plan (the “Deferred Comp Plan”), each effective May 1, 2011, with Mr. Williams.  The Employment Agreement and Deferred Comp Plan provided for certain changes to Mr. Williams’ compensation upon his appointment as CEO of the Company which were previously described in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on May 2, 2011.  The description therein, together with the copy of the Employment Agreement and Deferred Comp Plan filed as Exhibits 10.1 and 10.2, respectively, thereto, are incorporated herein in their entirety by reference thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCC Insurance Holdings, Inc.

By:	/s/ Alexander M Ludlow
Alexander M Ludlow
Associate General Counsel & Assistant Secretary

DATED:  December 21, 2012